UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 30, 2010 (April 28, 2010)

EMCLAIRE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, PA	16373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 867-2311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP.
CURRENT REPORT ON FORM 8-K

ITEM 5.07.  Submission of Matters to a Vote of Security Holders

The Emclaire Financial Corp. (the Corporation) Annual Meeting of Shareholders was held on April 28, 2010.  At the annual meeting, 1,087,055 shares of common stock, or 75.95% of the 1,431,404 shares of common stock outstanding and entitled to vote at the annual meeting, were voted in person or by proxy.

Set forth below are the matters which were acted upon by the Corporation’s shareholders at the annual meeting:

1.	Election of two (2) directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	Ratification of the selection of Crowe Horwath LLP, Certified Public Accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 2010; and

3.	Approval, on a non-binding advisory basis, of the compensation of the Corporation’s named executive officers as described in the proxy statement for the annual meeting.

As to proposal number one, the following directors were elected for a three year term expiring in 2013:

Name	Shares For	Shares Withheld	Broker Non-vote
David L. Cox	765,002	19,906	302,147
Mark A. Freemer	709,973	74,935	302,147

In addition to the above listed individuals, the following persons continue to serve as directors:  Ronald L. Ashbaugh, George W. Freeman, William C. Marsh, Brian M. McCarrier, James M. Crooks, Robert L. Hunter and John B. Mason.

Proposal number two, the recommendation of the Board of Directors to ratify the appointment of Crowe Horwath, LLP as the Corporation’s independent auditors, was approved with 1,066,687 shares in favor, 12,545 shares against and 7,823 shares abstained.

Proposal three, the recommendation of the Board of Directors to approve the compensation of certain of the Corporation’s executive officers, was approved with 849,254 shares in favor, 201,669 shares against, 36,130 shares abstained and 2 shares broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

Date: April 30, 2010	William C. Marsh
Name: William C. Marsh
Title: Chief Executive Officer President